UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 28, 2007

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Rockefeller Plaza, Suite 400 New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 28, 2007, the Board of Directors of Intervest Bancshares Corporation (the “Company”) approved the award of cash bonuses to the executive officers of the Company or its subsidiaries, as follows, with such bonuses to be paid on or before January 31, 2008: Raymond Sullivan, President of Intervest National Bank - $10,000; Keith Olsen, President of the Florida Division of Intervest National Bank - $15,000; John Arvonio, Chief Financial Officer - $10,000; Stephen Helman, Vice President and Secretary - $10,000; and John Hoffmann, Chief Financial Officer of Intervest Mortgage Corporation - $7,500. The bonuses awarded to Messrs. Sullivan and Olsen will be paid by Intervest National Bank and the bonuses awarded to Messrs. Helman and Hoffmann will be paid by Intervest Mortgage Corporation.

On November 28, 2007, the Board of Directors of the Company also approved increased annual base salaries of its officers, to be effective as of January 1, 2008, as follows: Keith Olsen, President of the Florida Division of Intervest National Bank - $335,000; Stephen Helman, Vice President and Secretary - $237,000; John Arvonio, Chief Financial Officer - $211,500; Raymond Sullivan, President, Intervest National Bank - $201,000; and John Hoffmann, Chief Financial Officer of Intervest Mortgage Corporation - $134,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: December 4, 2007	By:	/s/ Lowell S. Dansker
Lowell S. Dansker,
Chairman and Executive Vice President
(Principal Executive Officer)

Date: December 4, 2007	By:	/s/ John J. Arvonio
John J. Arvonio,
Chief Financial and Accounting Officer
(Principal Financial Officer)